UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): March 18, 2010

SUNWAY GLOBAL INC.
(Exact name of registrant as specified in charter)

Nevada	000-27159	65-0439467
(State or Other Jurisdiction of	(Commission File Number)	(IRS Employer
Incorporation or Organization)		Identification No.)

Daqing Hi-Tech Industry Development Zone
Daqing, Heilongjiang, Post Code 163316
People’s Republic of China
(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: 86-459-604-6043

Copies to:
Marc Ross, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
Item 9.01	Financial Statements and Exhibits.

On March 18, 2010, Sunway Global Inc., a Nevada corporation (the “Company”) entered into a Securities Exchange Agreement (the “Securities Exchange Agreement”) with Vision Opportunity Master Fund, Ltd. and Vision Capital Advantage Fund, LP (collectively, “the Holders”).  Pursuant to the terms of the Securities Exchange Agreement, the Company agreed to issue an aggregate of 2,000,000 shares of common stock (the “Exchange Shares”) to Vision in exchange for the retirement of all of the currently outstanding and unexercised warrants held by the Holders.  Such issuance, and the closing of the Securities Exchange Agreement, is conditioned upon the closing of a minimum $10 million offering of the Company’s equity securities at a per share price that is acceptable to both the Company and to the Holders.

In connection with the Securities Exchange Agreement, on April 5, 2010, the Company entered into a Securities Escrow Agreement by and among the Holders, Rise Elite International Limited (“Rise Elite”), and Sichenzia Ross Friedman Ference LLP, as escrow agent, pursuant to which Rise Elite, a principal shareholder of the Company owned by the Company’s two directors, agreed to hold in escrow an aggregate of 1,000,000 shares of its common stock, to be released back to Rise Elite or distributed to the Holders, depending upon the Company’s achievement of certain milestones.  Of the 1,000,000 shares to be held in escrow, 500,000 shares shall be distributed to the Holders if the Company does not list on NASDAQ, NYSE Amex, or the New York Stock Exchange (each, a “Qualified Exchange”) on or before December 31, 2010.  The remaining 500,000 shares shall be distributed to the Holders if, as of December 31, 2010 and subsequent to the listing of the Company’s common stock on a Qualified Exchange, the Company does not maintain a closing price of $3.75 for 20 out of the most recent 30 trading days with an average daily trading volume of at least 70,000 shares.  All disbursement to the Holders under the terms of the Securities Escrow Agreement shall be made pro rata to the number of Exchange Shares obtained by each Holder under the Securities Exchange Agreement.  As with the Securities Exchange Agreement, the closing of the Securities Escrow Agreement is conditioned upon the closing of a minimum $10 million offering of the Company’s equity securities at a per share price that is acceptable to both the Company and to the Holders.

EXHIBIT INDEX

Exhibit Number	Description

10.1	Securities Exchange Agreement, dated March 18, 2010, by and among Sunway Global Inc, Vision Opportunity Master Fund, Ltd., and Vision Capital Advantage Fund, LP.
10.2
Securities Escrow Agreement, dated April 5, 2010, by and among Sunway Global Inc, Vision Opportunity Master Fund, Ltd., Vision Capital Advantage Fund, LP, Rise Elite International Limited, and Sichenzia Ross Friedman Ference LLP, as escrow agent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 6, 2010	SUNWAY GLOBAL INC.

	By:	/s/ Bo Liu
Bo Liu
Chief Executive Officer